EXHIBIT 99.1

Recruiter.com Provides Operational and Preliminary Financial Highlights

Expects Q4 2021 revenue of approximately $8.8M; Full-year 2021 revenue of $22.6M

NEW YORK, NY / ACCESSWIRE / January 18, 2022 / Recruiter.com Group, Inc. (NASDAQ:RCRT)(NASDAQ:RCRTW) ("Recruiter.com"), a recruiting solutions platform, announced their operational and preliminary, unaudited financial highlights for the fourth quarter and fiscal year ending December 31, 2021, predicting approximately 40% sequential quarterly growth in Q4 and 166% overall year over year revenue growth.

“We delivered a strong quarter to end the 2021 fiscal year and expect to report approximately $8.8M in Q4 revenue, an organic quarterly sequential revenue growth of over 40%, and approximately 275% growth over Q4 of the previous year," said Recruiter.com CEO Evan Sohn. "We predict US employers will spend approximately $50 billion more hiring talent in 2022 than they did pre-pandemic, and Recruiter.com is well-positioned to capitalize on this growth."

 Q4 2021 Preliminary Unaudited Financial Highlights:

●	Expect total revenue of $8.8M, an increase of 40% from third-quarter revenue;

●	Software subscriptions of $750K, an increase of 61% from third-quarter revenue; and

●	On-demand recruiting services of $5.5M, an increase of 60% from third-quarter revenue.

Q4 2021 Operational Highlights

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Released market research in partnership with Revelio Labs, highlighting the growing demand for recruiters and talent acquisition professionals. Recruiter roles have far outpaced other roles at public companies, growing by over 120% since 2008.

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Announced partnership with Deel, a platform that streamlines worldwide compliance and payments for international teams, which recently raised $425 million at a valuation of $5.5 billion, empowering companies to hire contractors and employees globally.

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Released recruiting predictions for 2022, which include remote or hybrid work becoming the new normal, work-from-anywhere morphing into hire-from-anywhere, a tight job market, and diversity continuing to be a focus.

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Announced Memo of Understanding with Raise Recruiting. Recruiter.com and Raise will work together on a joint partnership that licenses Recruiter.com's software and on-demand recruiters in exchange for certain staffing-related clients of Recruiter.com.

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Announced the “Enterprise Plan” for Recruiters on Demand. The “Enterprise Plan” is designed to help employers hire ten or more full-time recruiters as the demand for recruiting and talent acquisition professionals continues to soar.

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Received ample media coverage about the recruiting industry. Evan Sohn was featured on eight podcasts, made regular appearances on CNBC television and Yahoo Finance online stream, and participated in Yahoo's job market special. Recruiter.com was also quoted in top-tier publications, including The Wall Street Journal, Business Insider, CNN, Forbes, and the Business Journals.

●	Recruiter.com participated in several investor-oriented conferences, including Benzinga Small Cap, Q4 Virtual Investor Summit, and LD Micro, where Evan Sohn delivered a keynote speech.

●	Mediabistro, a Recruiter.com career community focused on media roles, was featured as one of the best career sites to post jobs online by the NY Post.

Preliminary revenues are estimates prior to the completion of the Company’s financial closing procedures and review and / or audit procedures by its auditor and, therefore, may be subject to adjustment when the actual results are available.

About Recruiter.com Group, Inc.

Recruiter.com is a recruiting solutions platform that rapidly delivers the right talent to both small and large businesses. Recruiter.com provides on-tap talent solutions that flex with hiring needs with recruiting software and a network of on-demand recruiters. To learn more, visit https://www.recruiter.com.

For investor information, visit https://investors.recruiter.com

Please follow social media channels for additional updates:

●	LinkedIn Recruiter Network Group: https://www.linkedin.com/groups/42370/

●	LinkedIn Company Page: https://www.linkedin.com/company/1240434

●	Twitter Company Page: https://twitter.com/recruiterdotcom

●	Facebook Company Page: https://www.facebook.com/RecruiterDotCom

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Company Contact:

Nicole Gallina

Corporate Communications

investors@recruiter.com

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast" "believe," "may," "estimate," "continue," "anticipates," "intend," "should," "plan," "could," "target," "potential," "is likely," "will," "expect" and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include continued demand for professional hiring, the accuracy of the Recruiter Index® survey, the impact of the COVID-19 pandemic on the job market and the economy as virus levels are again rising in many states, and the Risk Factors contained within our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to update any forward-looking statements publicly, whether as a result of new information, future developments, or otherwise, except as may be required by law.

SOURCE: Recruiter.com Group, Inc.

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